FIRST AMENDMENT TO LOAN AGREEMENT

     This FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into effective as of November 24, 1997 by and among the following parties:

          (a)  HOMELAND STORES, INC. ("Borrower"), a Delaware corporation,

          (b) HOMELAND HOLDING CORPORATION ("Parent"), a Delaware corporation

               (Borrower and Parent are sometimes hereinafter collectively referred to as the "Companies" and individually as a "Company"),

          (c) IBJ SCHRODER BUSINESS CREDIT CORPORATION ("IBJ"), the assignee of IBJ Schroder Bank & Trust Company,

          (d)  HELLER FINANCIAL, INC. ("Heller"),

          (e)  NATIONAL BANK OF CANADA ("NBC"),

               (such lenders and other financial institutions and their respective successors and assigns, individually, a "Lender" and collectively, the "Lenders"), and

          (f)  NBC, as agent for the Lenders (in such capacity, the "Agent").

                                   RECITALS:

     A. Pursuant to that certain Loan Agreement dated as of August 2, 1996, by and among Borrower, Parent, Lenders and Agent (as the same may be amended, renewed, extended, restated or otherwise modified from time to time, the "Loan Agreement"), Lenders agreed to provide to Borrower a senior secured revolving credit and letter of credit facility in the maximum aggregate principal amount of Twenty-Seven Million Five Hundred Thousand Dollars ($27,500,000).

     B. Borrower and Parent have requested that Agent and Lenders amend the Loan Agreement, as follows:

          (1) to increase the Revolving Loan Facility Commitment from Twenty-Seven Million Five Hundred Thousand Dollars ($27,500,000) to Thirty-Two Million Dollars ($32,000,000);

          (2) to include the Eligible Vendor Receivables in the calculation of the Borrowing Base, with an advance rate of sixty-five percent (65%); and

          (3) to authorize certain Permitted Acquisitions, including, without limitation, the acquisition of certain assets of Food Lion, Inc. pursuant to the terms of the Contract of Sale (the "Food Lion Agreement"), dated October 13, 1997, by and between Food Lion, Inc. and Borrower.

                                 AGREEMENTS:

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Terms Defined.   Unless otherwise defined in this Amendment, each
capitalized term used in this Amendment has the meaning given to such term in the Loan Agreement (as amended by this Amendment).

     2. Additional Definitions. Section 1.1 of the Loan Agreement is hereby amended by adding thereto each of the following definitions in alphabetical order to read in their entirety as follows:

          "Eligible Vendor Receivables" shall mean only such Vendor Receivables of Borrower as the Agent, in its reasonable discretion, shall from time to time, (a) determine are free from off-set, counterclaim and any other method of reduction, and (b) otherwise elect to consider Eligible Vendor Receivables for purposes of this Agreement. The value of such Vendor Receivables (the "Net Amount of Eligible Vendor Receivables") shall be determined at any time by reference to the then most recent Borrowing Base Certificate delivered under Section 11.1(j) hereof, which Borrowing Base Certificate shall reflect the value of such Vendor Receivables at their book value determined in accordance with GAAP (on a basis consistent with the accounting method used by Borrower as of the First Amendment Closing Date). Criteria for eligibility may be fixed and revised from time to time by the Agent in its reasonable discretion. By way of example only, and without limiting the discretion of the Agent to consider any Vendor Receivables not to be Eligible Vendor Receivables, the Agent may consider any of the following classes of Vendor Receivables not to be Eligible Vendor Receivables:

                (i) Vendor Receivables subject to any Lien (whether or not any such Lien is permitted under this Agreement), other than those granted in favor of the Agent;

               (ii) Vendor Receivables for which there is (A) no executed Vendor Offset Agreement by the applicable vendor and (B) no waiver by the Agent of any requirement for a Vendor Offset Agreement with regard to a particular vendor; and

              (iii) Vendor Receivables in respect of which the relevant Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority Lien in favor of the Lenders securing the Lender Debt.

          "First Amendment Closing Date" shall mean November 24, 1997.

          "Food Lion" shall mean Food Lion, Inc., a North Carolina corporation.

          "Net Amount of Eligible Vendor Receivables" shall have the meaning set forth in the definition of Eligible Vendor Receivables.

          "Permitted Acquisition" shall mean any Investment in assets or properties (exclusive of stock, securities or Indebtedness of a Person, other than Indebtedness incurred as the result of a Permitted Acquisition) that:

                (a) constitute a food retailing business that carries a mix of grocery, meat, produce, household goods, and variety products, and may contain specialty departments, such as a pharmacy;

                (b) constitute in purchase price, together with the aggregate purchase price of other Permitted Acquisitions made during the then current Fiscal Year, no more than either:

                      (i) twenty percent (20%) of the indicated amount of Net Capital Expenditures as permitted under Section 12.1 hereof, without adjustment for Excess Cash Flow, as provided in Section 12.1; or

                     (ii) twenty percent (20%) of the actual amount of Net Capital Expenditures made during the then current Fiscal Year;

                (c) would cause, after giving effect to the proposed terms hereof, no Default under this Agreement;

                (d) have a purchase price which does not exceed six (6) times the pro forma EBITDA attributable to the Investment under consideration for qualification as a Permitted Acquisition, as calculated for the thirteen (13) Calendar Months immediately following the proposed date of consummation of such Investment; and

                (e) with respect to Permitted Acquisitions involving a purchase price of $500,000 or more, would not cause the pro forma Borrowing Base Availability, as calculated on a monthly basis for the thirteen (13) Calendar Months immediately following the proposed date of the consummation of such Investment, after giving effect to such Investment, to be less than Four Million Dollars ($4,000,000).

          "Project Oklahoma" shall mean the acquisition by Borrower of certain assets of Food Lion under that certain Contract of Sale by and between Food Lion and Borrower, effective as of October 13, 1997, together with the Capital Expenditures more fully described on Schedule 1.1 (D) attached hereto.

          "Vendor Inventory" of any Person shall mean any and all Inventory and stock supplied by an independent, third-party vendor to Borrower or to a supplier (e.g., AWG) of Borrower, intended for sale or lease or to be furnished under contracts of service in the ordinary course of business of such Person, of every kind and description.

          "Vendor Offset Agreement" shall mean a vendor offset agreement substantially in the form of Exhibit 1.1 (a) hereto (with such modifications as are acceptable to the Agent and as amended, modified or supplemented from time to time).

          "Vendor Rebate Agreement" shall mean any written agreement or written commitment pursuant to which an independent, third-party vendor to Borrower or to a supplier (e.g., AWG) of Borrower becomes obligated to pay to Borrower funds in connection with product rebates, promotional discounts, advertising incentives and other marketing arrangements.

          "Vendor Receivables" shall mean and include all accounts, contract rights (including rebates, promotional discounts and incentives), instruments, documents, chattel paper and general intangibles, whether secured or unsecured, now existing and hereafter created, of the Credit Parties, whether or not specifically sold or assigned to the Agent or the Lenders, and arising from a sale or other disposition of Vendor Inventory by Borrower or from cooperative advertising services provided by the Borrower in the ordinary course of Borrower's business, which is payable to Borrower by an independent, third-party vendor to Borrower or to a supplier (e.g., AWG) of Borrower pursuant to the terms of a Vendor Rebate Agreement.

     3.   Amendments to Borrowing Base and Revolving Loan Facility Commitment.
Section 1.1 of the Loan Agreement is hereby amended by amending each of the following definitions contained therein to read in their entirety as follows:


          "Borrowing Base" shall mean, as of any time, an amount equal to the sum of the following:

                     (a) up to sixty-five percent (65%) of the Net Amount of Eligible Inventory,

                     (b) up to sixty-five percent (65%) of the Net Amount of Eligible Pharmaceutical Inventory,

                     (c) up to eighty-five percent (85%) of the Net Amount of Eligible Coupons,

                     (d) up to fifty percent (50%) of the Net Amount of Eligible Pharmaceutical Receivables, and

                     (e) up to sixty-five percent (65%) of the Net Amount of Eligible Vendor Receivables,

          as determined by reference to and as set forth in the last Borrowing Base Certificate required to be delivered to the Agent and each Lender prior to such time pursuant to Section 11.1(j) hereof.

          "Revolving Loan Facility Commitment" shall mean Thirty-Two Million Dollars ($32,000,000).

     4. Amendment to Reporting Requirements. Section 11.1 of the Loan Agreement is hereby amended by adding the following Section 11.1(s):

          (s) with reasonable promptness, information regarding Vendor Receivables as Agent may from time to time reasonably request, including, without limitation, copies of Vendor Rebate Agreements.

     5. Audits in Connection with Permitted Acquisitions. Section 11.14(b) of the Loan Agreement is hereby amended by adding the following sentence at the end of the existing Section 11.14(b):

     Further, each of Parent and Borrower shall allow, and shall cause each of Borrower's Subsidiaries to allow, the Agent or Lenders, in conjunction with the Agent, or their designees to enter any locations at which assets and properties that either are proposed to be transferred to Borrower or have been transferred to Borrower, as a result of a Permitted Acquisition, are located, at any reasonable time or times during regular business hours, to inspect such assets and properties and to inspect, audit and to make copies or extractions from the books, records, journals, orders, receipts, correspondence and other data relating to such assets and properties for the purpose of determining the eligibility of such assets and properties for inclusion in the Borrowing Base.

     6. Compliance with Vendor Rebate Agreements. Section 11 of the Loan Agreement is hereby amended by adding the following Section 11.23:

         Sec. 11.23. COMPLIANCE WITH VENDOR REBATE AGREEMENTS. Each of Parent and Borrower shall comply, and shall cause each of Borrower's Subsidiaries to comply, in all material respects, with all Vendor Rebate Agreements; and each of Parent and Borrower shall duly observe, and cause each of Borrower's Subsidiaries to duly observe, in all material respects, all valid requirements of applicable Vendor Rebate Agreements, the non-observance of which could reasonably be expected to have a Material Adverse Effect.

     7. Agreements Regarding Permitted Acquisitions. Section 11 of the Loan Agreement is hereby amended by adding the following Section 11.24:

         Sec. 11.24. AGREEMENTS REGARDING PERMITTED ACQUISITIONS. Borrower covenants as follows in connection with each Permitted Acquisition:

                (a) Prior to or simultaneously with consummation of any Permitted Acquisition, Borrower shall deliver to Agent all of the following, in form and substance satisfactory to Agent:

                     (i) Security Documents And Instruments. All of the instruments and documents then required to be delivered pursuant to Section 7 of this Agreement or any other provision of this Agreement or pursuant to the instruments and documents referred to in Section 7 of this Loan Agreement with regard to the assets and properties being acquired by Borrower pursuant to the Permitted Acquisition; and the same shall be in full force and effect and shall grant, create or perfect the Liens, rights, powers, priorities, remedies and benefits contemplated herein or therein, as the case may be.

                    (ii) Evidence Of Insurance. Evidence, in form, scope and substance and with such insurance carriers reasonably satisfactory to the Agent, of all insurance policies required pursuant to Section 11.3(a) of this Agreement with regard to the assets and properties being acquired by Borrower pursuant to the Permitted Acquisition.

                   (iii) Additional Information. Such additional documents, instruments and information as Agent or its legal counsel, special counsel to the Agent, and all local counsel to the Agent, may reasonably request.

                (b) Litigation. As of the consummation of the Permitted Acquisition, there shall be no pending or, to the knowledge of any Company, threatened litigation with respect to the Permitted Acquisition, which challenges or relates to the Permitted Acquisition, which pending or threatened litigation could be expected to have a Material Adverse Effect. There shall exist no judgment, order, injunction or other similar restraint prohibiting any transaction contemplated by the Permitted Acquisition.

                (c) Landlord's Liens. None of the assets or properties to be acquired pursuant to the Permitted Acquisition shall be subject to any contractual or statutory Lien or Liens in favor of any lessor under any Lease, except such Liens as the Agent, in its sole discretion, shall deem not material, and except such Liens that have been waived or subordinated to the Liens in favor of Agent and the Lenders in a manner satisfactory to the Agent, in its sole discretion.

                (d) Collection Account. If applicable, Borrower shall have established one or more Collection Accounts into which the cash receipts for each store, if any, to be acquired pursuant to the Permitted Acquisition (to the extent such cash receipts constitute proceeds of any Collateral) shall be deposited.

                (e) No Default. No Default or Event of Default shall have occurred and be continuing.

                (f) Representations and Warranties. The representations and warranties contained herein and in all other Loan Documents shall be true and correct as of the date hereof as if made on the date of the Permitted Acquisition.

                (g) Delivery of Documents. All agreements, documents and instruments executed and/or delivered pursuant hereto, and all legal matters incident thereto, shall be satisfactory to Agent and its legal counsel.

                (h) Permitted Acquisition Certificate. Borrower shall have delivered to Agent a certificate pertaining to the Permitted Acquisition, in the form as set forth in Exhibit 11.24 attached hereto.

     8. Amendment to Permitted Investments. Section 12.4 (p) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

     (p) Investments that are Permitted Acquisitions.

     9. Validity of Vendor Receivables. Section 14 of the Loan Agreement is hereby amended by adding the following Section 14.21:

         Sec. 14.21. VALIDITY OF VENDOR RECEIVABLES. (a) Except with respect to Vendor Receivables, the aggregate amount of which would not constitute a material percentage of all Vendor Receivables at any given time and Vendor Receivables the failure of which to satisfy the following requirements, would not have a material adverse effect on the value of the Collateral, each Vendor Receivable existing on the First Amendment Closing Date is, and each future Vendor Receivable will be, at the time of its creation, a genuine obligation enforceable against the Vendor who is the account debtor thereof in accordance with the terms of the Vendor Rebate Agreement applicable to such Vendor Receivable, and represents an undisputed and bona fide indebtedness owing to Borrower by the Vendor identified as being so indebted to Borrower in the applicable Vendor Rebate Agreement, without defense, setoff or counterclaim, free and clear of all Liens other than the security interest in favor of the Agent under the Security Documents; and no payment has been received with respect to any Vendor Receivable and no Vendor Receivable is subject to any credit or extension or agreement therefor.

           (b) No Vendor Receivable is evidenced by any note, draft, trade acceptance or other instrument for the payment of money.

     10. Amendments to Exhibits. The Loan Agreement is hereby amended as follows:

           (a) Form of Vendor Offset Agreement. Exhibit 1.1(a) is added in its entirety as set forth on Exhibit 1.1(a) attached hereto;

           (b) Form of Borrowing Base Certificate. Exhibit 11.1(j) is amended and restated to read in its entirety as set forth on Exhibit 11.1(j) attached hereto; and

           (c) Form of Permitted Acquisition Certificate. Exhibit 11.23 is added in its entirety as set forth on Exhibit 11.23 attached hereto.

     11. Amendments to Schedules. The Loan Agreement is hereby amended as follows:

           (a) Lenders and Commitments. Schedule 1.1(A) is amended and restated to read in its entirety as set forth on Schedule 1.1(A) attached hereto;

           (b) Special Account Stores. Schedule 11.17(c) is amended by supplementing the existing Schedule 11.17(c) with Schedule 11.17(c) attached hereto;

           (c) Environmental Report Stores. Schedule 11.18 is amended by supplementing the existing Schedule 11.18 with Schedule 11.18 attached hereto;

           (d) Existing Indebtedness for Borrowed Money and Contingent Obligations. Schedule 12.3(c) is amended by supplementing the existing
     Schedule 12.3(c) with Schedule 12.3(c) attached hereto;

           (e) Real Property. Schedule 14.5(a) is amended by supplementing the existing Schedule 14.5(a) with Schedule 14.5(a) attached hereto; and

           (f) Environmental Information. Schedule 14.15 is amended by supplementing the existing Schedule 14.15 with Schedule 14.15 attached hereto.

     12. Waivers Regarding Project Oklahoma. Lenders hereby waive the following in regards to Project Oklahoma:

           (a) Section (b) of the definition of Permitted Acquisition as defined in Section 1.1 of the Loan Agreement:

           (b)  Section 10(a) of the Loan Agreement;

           (c) the inclusion of the Capital Expenditures incurred by Borrower as a result of Project Oklahoma in the calculation of the Maximum Net Capital Expenditures for Fiscal Years 1997 and 1998 in
     Section 12.1(a) of the Loan Agreement; and

           (d) in regards to that leasehold estate to be evidenced by that certain Lease Agreement by and between Food Lion and Borrower, whereby Food Lion will lease to Borrower and Borrower will rent from Food Lion, certain premises located at 11241 West Reno, Yukon, Oklahoma, Section 7.2(a) of the Loan Agreement.

Lenders' waivers in this Section 12 are limited to Project Oklahoma, and do not constitute a waiver of either any other section of the Loan Agreement, or any other section of this Amendment.

     13. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

           (a) Agent shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to Agent:

                 (i) Amendment Documents. This Amendment and any other instrument, document or certificate required by Agent or Lenders to be executed or delivered by Borrower, Parent or any other party in connection with this Amendment, duly executed by the parties thereto (the "Amendment Documents").

                (ii) Security Documents And Instruments. All the instruments and documents then required to be delivered pursuant to Section 7 of the Loan Agreement or any other provision of the Loan Agreement or pursuant to the instruments and documents referred to in Section 7 of the Loan Agreement with regard to the assets of Food Lion being acquired by Borrower pursuant to the Food Lion Agreement;
           and the same shall be in full force and effect and shall grant, create or perfect the Liens, rights, powers, priorities, remedies and benefits contemplated herein or therein, as the case may be.

               (iii) Notes. A Note for each Lender, each duly completed, executed and delivered in accordance with Section 2.3 of the Loan Agreement.

                (iv) Evidence Of Insurance. Evidence, in form, scope and substance and with such insurance carriers reasonably satisfactory to the Agent, of all insurance policies required pursuant to
           Section 11.3(a) of the Loan Agreement with regard to the assets of Food Lion being acquired by Borrower pursuant to the Food Lion Agreement.

                 (v) Disbursement Authorization. A disbursement authorization letter, substantially in the form of Exhibit 8.12 of the Loan Agreement, duly executed and delivered by Borrower as to the disbursement on the First Amendment Closing Date of the proceeds of the Advance on such date.

                (vi) Other Fees And Expenses. Evidence that the costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Agent incident to this Amendment or required to be paid in accordance with Section 15.5 of the Loan Agreement, to the extent incurred and submitted to Borrower, shall have been paid in full by Borrower.

               (vii) Additional Information. Such additional documents, instruments and information as Agent or its legal counsel, Hughes
           & Luce, L.L.P., special counsel to the Agent, and all local counsel to the Agent, may reasonably request to effect the transactions contemplated hereby.

           (b) Closing Fee. Borrower shall pay to the Agent for the account of Lenders a closing fee in the amount of Twenty-Two Thousand Five Hundred Dollars ($22,500), which shall be distributed by Agent to Lenders on a pro rata basis of their Commitments.

           (c) Qualification. Each Company shall be duly qualified and in good standing in each jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

           (d) Food Lion Agreement. The Agent and all Lenders shall have had the opportunity to examine the Food Lion Agreement and the related material contracts, properties, books of account, records, leases, contracts, insurance coverage and properties of each Company, and to perform such other due diligence regarding each Company as the Agent or any Lender shall have requested, the results of all of which shall have been satisfactory to the Agent and all Lenders in all material respects.

           (e) Litigation. There shall be no pending or, to the knowledge of any Company, threatened litigation with respect to any Company or any of its Subsidiaries or (relating to the transactions contemplated herein) with respect to the Agent or any of the Lenders, which challenges or relates to the financing arrangements to be provided hereunder, or to the business, operations, liabilities, assets, properties, prospects or condition (financial or otherwise) of any Company or its Subsidiaries, which pending or threatened litigation could, in the Agent's reasonable judgment, be expected to have a Material Adverse Effect. There shall exist no judgment, order, injunction or other similar restraint prohibiting any transaction contemplated hereby.

           (f) Compliance with Law. The Agent shall be satisfied that each Company (a) has obtained all authorizations and approvals of any governmental authority or regulatory body required for the due execution, delivery and performance by such Company of each Amendment Document to which it is or will be a party and for the perfection of or the exercise by the Agent and each Lender of their respective rights and remedies under the both the Amendment Documents and the Loan Documents, and (b) shall be in compliance with, and shall have obtained appropriate approvals pertaining to, all applicable laws, rules, regulations and orders, including, without limitation, all governmental, environmental, ERISA and other requirements, regulations and laws, the violation or failure to obtain approvals for which could reasonably be expected to have a Material Adverse Effect.

           (g) Proceedings; Receipt of Documents. All requisite corporate action and proceedings in connection with the borrowings and the execution and delivery of the Amendment Documents shall be satisfactory in form and substance to the Agent and the Agent shall have received, on or before the First Amendment Closing Date, all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings, which the Agent may have requested in connection therewith, such documents where requested by the Agent to be certified by appropriate corporate Persons or governmental authorities. Without limiting the generality of the foregoing, the Agent shall have received on or before the First Amendment Closing Date the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Agent (unless otherwise specified) and, except for the Notes, in sufficient copies for each Lender:

                  (i) a copy of any amendments to the articles or certificate of incorporation, as the case may be, of each Company, to the extent such amendments have been effected subsequent to the Closing Date, in each case certified (as of a date reasonably near the First Amendment Closing Date), by the Secretary of State of Delaware as being a true and correct copy thereof;

                 (ii) a copy of any amendments to the bylaws of each Company, to the extent such amendments have been effected subsequent to the Closing Date;

                (iii) certified copies of the resolutions of the Board of Directors of each Company approving this Amendment, the Notes, and each other Amendment Document to which it is a party or by which it is bound, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes, and each other Amendment Document;

                 (iv) a copy of a certificate of the Secretary of State of each State listed on Schedule 8.15 of the Loan Agreement, dated a date reasonably near the date of the First Amendment Closing Date, stating that Borrower and each Company, as the case may be, is duly qualified and in good standing as a foreign entity in such State;

                  (v) a certificate of each Company signed on behalf of such Person by an appropriate officer of such Person, certifying as to the absence of any amendments to the charter and the bylaws of such Person since the Closing Date; and

                 (vi) a certificate of the Secretary or an Assistant Secretary of each Company certifying the names and true signatures of the officers of such Person authorized to sign, on behalf of such Person, this Amendment, the Notes and each other Loan Document, to which such Person is a party or by which it is bound.

            (h) No Market Disruption. There shall have occurred no disruption or adverse change in the financial or capital markets generally which the Agent, in its reasonable discretion, deems material.

            (i) Landlord's Liens. None of the Collateral shall be subject to any contractual or statutory Lien or Liens in favor of any lessor under any Lease, except such Liens as the Agent, in its sole discretion, shall deem not material, and except such Liens that have been waived or subordinated to the Liens in favor of Agent and the Lenders in a manner satisfactory to the Agent, in its sole discretion.

            (j) Collection Account. Prior to the First Amendment Closing Date, except as otherwise permitted by the Loan Agreement, Borrower shall have established one or more Collection Accounts into which the cash receipts for each store operated by Borrower or a Subsidiary of Borrower (to the extent such cash receipts constitute proceeds of any Collateral) shall be deposited.

            (k) No Default. No Default or Event of Default shall have occurred and be continuing (after giving effect to Paragraphs 2 through 11 of this Amendment).

            (l) Representations and Warranties. The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof.

            (m) Delivery of Documents. All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all other agreements, documents and instruments executed and/or delivered pursuant hereto, and all legal matters incident thereto, shall be satisfactory to Agent and its legal counsel, Hughes & Luce, L.L.P.

     14. Conditions Subsequent to Amendment. Notwithstanding anything to the contrary contained in paragraph 12(a)(i), Borrower, and Parent agree to execute and deliver (as applicable) any other agreements, documents or instruments related to the attachment, creation or perfection of Lender's Liens on any of the Collateral, including, without limitation, UCC-3 amendments to financing statements previously filed in favor of Agent, in form and substance reasonably satisfactory to Agent, within 30 days of the date of this Amendment. Borrower, and Parent further agree that failure to execute and deliver the Amendment Documents referred to in this paragraph 13 shall constitute an Event of Default under the Loan Agreement and that such Loan Documents shall be included within the definition of Amendment Documents contained herein.

     15. Representations and Warranties. Each Company hereby represents and warrants to Agent and Lenders that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery and performance of this Amendment and any and all other Amendment Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of each Company and will not violate the corporate charter or bylaws any Company, (b) all representations and warranties set forth in the Loan Agreement and in any other Loan Documents are true and correct, in all material respects, as if made again on and as of such date (including, without limitation, the representations and warranties previously made as of the Closing Date in the Loan Agreement), (c) no Default or Event of Default has occurred and is continuing (after giving effect to Paragraphs 2 through 11 of this Amendment), and (d) the Loan Agreement (as amended by this Amendment), the Notes and the other Loan Documents are and remain legal, valid, binding and enforceable obligations of each Company, as applicable.

     16. Amendment Documents as Loan Documents. The term Loan Documents as defined in the Loan Agreement and as used in any of the Loan Documents includes, without limitation, this Amendment and each of the other Amendment Documents executed in connection herewith.

     17. Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     18. Counterparts. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

     19. No Oral Agreements. THIS AMENDMENT, TOGETHER WITH THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN (A) BORROWER, OR PARENT, AND (B) AGENT OR ANY LENDER.

     20. Loan Agreement Remains in Effect: No Waiver. Except as expressly provided herein, all terms and provisions of the Loan Agreement and the other the Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed. No waiver by Agent or any Lender of any Default or Event of Default shall be deemed to be a waiver of any other Default or Event of Default. No delay or omission by Agent or any Lender in exercising any power, right or remedy shall impair such power, right or remedy or be construed as a waiver thereof or an acquiescence therein, and no single or partial exercise of any such power, right or remedy shall preclude other or further exercise thereof or the exercise of any other power, right or remedy under the Loan Agreement, the Loan Documents or otherwise.

     21. Ratification of Guaranty. Parent reaffirms Parent's obligations under the Guaranty, agrees that the Guaranty shall remain in full force and effect not withstanding execution of this Amendment and the Amendment Documents, and agrees that the Guaranty and the Loan Agreement shall continue to be legal, valid and binding obligations of the Guarantor, enforceable in accordance with the terms therein with regard to the Indebtedness, as increased pursuant to this Amendment.

     22.    Survival of Representations and Warranties.   All representations
and warranties made in this Amendment or any other Amendment Document shall survive the execution and delivery of this Amendment and the other Amendment Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

     23.    Reference to Loan Agreement.   Each of the Loan Documents,
including the Loan Agreement, the Amendment Documents and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

     24. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     25. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, Lenders, Borrower, and Parent and their respective successors and assigns, except Borrower, and Parent may not assign or transfer any of their rights or obligations hereunder without the prior written consent of Lenders.

     26. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.


                   [This space intentionally left blank].

     IN WITNESS WHEREOF, Borrower, Parent, Agent and Lenders have caused this Amendment to be executed and delivered by their duly authorized officers effective as of the date first above written.

                                BORROWER:

                                HOMELAND STORES, INC.



                                By: ___________________________________
                                           Larry W. Kordisch
                                           Acting Chief Executive Officer

                                PARENT:

                                HOMELAND HOLDING CORPORATION


                                By: ___________________________________
                                           Larry W. Kordisch
                                           Acting Chief Executive Officer


                                AGENT AND A LENDER:

                                NATIONAL BANK OF CANADA


                                By: ___________________________________
                                           Larry L. Sears,
                                           Group Vice President


                                By: ___________________________________
                                           Randall K. Wilhoit,
                                           Vice President

                                ADDITIONAL LENDERS:

                                IBJ SCHRODER BUSINESS CREDIT
                                CORPORATION



                                By:
                                Name:
                                Title:




                                HELLER FINANCIAL, INC.



                                By:
                                Name:
                                Title: